RIGHT OF FIRST OFFER AGREEMENT

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,

                            MONARCH PROPERTIES, INC.

                                       AND

                             MONARCH PROPERTIES, LP

                            DATED AS OF JUNE __, 1998



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                         RIGHT OF FIRST OFFER AGREEMENT

     THIS RIGHT OF FIRST OFFER AGREEMENT (this "Agreement") is made as of the ___ day of June, 1998, among Integrated Health Services, Inc., a Maryland corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("IHS"), Monarch Properties, Inc., a Maryland corporation, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34108 ("Monarch") and Monarch Properties, LP, a Delaware limited partnership, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34108 ("Monarch LP") (Monarch and Monarch LP, collectively, the "REIT").


                                   BACKGROUND:

     A. The REIT has undertaken, or concurrently with the offering of shares of common stock in Monarch (the "Offering"), will undertake, a series of transactions involving the REIT, IHS and certain IHS healthcare properties, including the acquisition of certain skilled nursing facilities and specialty hospitals owned by IHS through its subsidiaries.

     B. The REIT and IHS have determined that it is in their mutual best interest for IHS to grant the REIT a right of first offer with respect to any sale and leaseback or financing transactions involving all skilled nursing facilities, specialty hospitals, assisted living facilities, hospitals, nursing homes or other geriatric care or health care facilities now owned or hereafter acquired by IHS or its subsidiaries that involve transactions of the type normally engaged in by the REIT.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings (applicable to both the singular and plural terms of the words defined):

          1.1. "Affiliate" means: (a) any other Person (as defined below) directly or indirectly controlling, controlled by, or under common control with the Person to which such term applies or (b) as to any natural Person, such Person's spouse, child, grandchild, sibling, parent, aunt, uncle or cousin as well as the spouse of any of the foregoing. In addition, (i) as to any corporation, real estate investment trust or business trust, any Person with any of the foregoing relationships to any Person in control of such corporation, real estate investment trust or business trust shall be deemed to be an Affiliate of such corporation, real estate investment trust or business trust, and (ii) as to any partnership or limited liability company, any Person with any of the foregoing relationships to any Person in control of such partnership or limited liability company as a general partner or managing member or otherwise shall be deemed to be an Affiliate of such partnership or limited liability company. For

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purposes of this  Agreement,  the term  "control" as applied to any Person means the possession either directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such Person whether through the ownership of voting interest, by contract or otherwise. The term "control" also shall include, without limitation, the possession of direct or indirect equity or beneficial interest in more than fifty percent (50%) of the profits or voting control of any entity.

          1.2. "Basic Business Terms" means, at a minimum, the following proposed transaction terms: (a) the purchase price; (b) the amount and terms of any assumable third party financing; (c) the state of title to be transferred;
(d) the proposed date of closing; (e) the lease term and lessee; (f) the form of consideration; (g) the loan amount and interest rate; and (h) all other material business terms and conditions reasonably necessary to determine acceptance of the proposed sale and leaseback or financing transaction.

          1.3. "Covered Facility" means a skilled nursing facility, speciality hospital, assisted living facility, hospital, geriatric care facility, nursing home or other healthcare facility of the kind normally acquired or financed by the REIT.

          1.4. "Finance" means providing the funds to finance the construction, acquisition or refinancing of one or more Covered Facilities (whether individually or together with one or more other Covered Facilities). The terms "Financing" and "Financed" shall have meanings correlative to the foregoing.

          1.5. "Financing Notice" means a written notice delivered to IHS by the REIT stating that it has accepted a Financing Offer.

          1.6. "Financing Offer" means a bona fide written offer delivered to the REIT by IHS stating that IHS or an IHS Affiliate desires to obtain Financing for one or more Covered Facility, which notice sets forth (a) the location and, if applicable, the name of each Covered Facility, (b) the proposed use of the Financing (e.g., construction, acquisition or refinancing), (c) the estimated amount of such Financing, and (d) the Basic Business Terms with respect to such proposed Financing.

          1.7. "Leaseback" means the lease or sublease by lease, master lease or sublease whereby IHS or any IHS Affiliate leases or subleases a Covered Facility from the REIT after a Transfer.

          1.8. "Person" shall mean a natural person or a corporation, real estate investment trust, business trust, partnership, trust, limited liability company or other entity.


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          1.9.  "Purchase and Leaseback Notice" means a written notice delivered to IHS by the REIT stating that it has accepted Transfer Leaseback of one or more of the Covered Facilities described in the Purchase and Leaseback Offer.

          1.10. "Purchase and Leaseback Offer" shall mean a bona fide written offer made to the REIT by IHS proposing to Transfer and Leaseback transaction involving IHS or an IHS Affiliate and the REIT, for one or more Covered Facilities, which Purchase and Leaseback Offer sets forth (a) the name and location of each Covered Facility subject to the Purchase and Leaseback Offer and (b) the Basic Business Terms of the proposed purchase and leaseback of the Covered Facilities.

          1.11. "Transfer" means the sale, transfer of control or conveyance by deed, assignment, quitclaim or otherwise whereby IHS or any IHS Affiliate transfers its ownership interest in a Covered Facility. The terms "Transferring" and "Transferred" shall have meanings correlative to the foregoing.

     2. Term. The term of this Agreement (the "Term") shall commence as of the date first above written and shall continue for four (4) years. Thereafter, this Agreement shall automatically renew for successive one-year renewal Terms unless IHS or the REIT shall have given written notice to the other, not less than six
(6) months prior to the end of the initial Term or any such renewal Term, that it has elected to terminate this Agreement as of the end of the then current Term.

     3. Right of First Offer and Other Rights of the REIT. IHS hereby grants to the REIT the following rights:

          3.1. If, during the Term, IHS or an IHS Affiliate desires to Transfer and Leaseback one or more Covered Facilities owned by IHS or an IHS Affiliate in a transaction or transactions of the type normally engaged in by the REIT, IHS shall first offer to the REIT (or at the election of the REIT, to an Affiliate of the REIT) the opportunity, through a Purchase and Leaseback Offer, to purchase and leaseback to IHS or an IHS Affiliate, as designated by IHS, the applicable Covered Facilities on the same terms and conditions as contained in any Purchase and Leaseback Offer. The REIT may accept the Purchase and Leaseback Offer by delivery to IHS of the Purchase and Leaseback Notice within [twenty
(20)] days of receipt of the Purchase and Leaseback Offer. Upon the written request of the REIT, IHS shall deliver to the REIT copies of all material financial information, documents, agreements and information on the Covered Facilities reasonably necessary for the REIT to review and analyze the Purchase and Leaseback Offer. The parties shall enter into a definitive Purchase
Agreement and Master Lease within [fifteen (15)] business days after the acceptance of a Purchase and Leaseback Offer by the REIT.

          3.2. If, during the Term, IHS or an IHS Affiliate determines to Finance one or more Covered Facilities presently owned by IHS or an IHS Affiliate in

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a transaction of the type normally engaged in by the REIT, IHS shall first offer to the REIT (or at the election of the REIT, to an Affiliate of the REIT) the opportunity through a Finance Offer, to provide Financing with respect to such Covered Facilities on the same terms and conditions as contained in any Finance Offer. The REIT may accept the Finance Offer by delivery to IHS of the Finance Notice within [twenty (20)] days of receipt of the Finance Offer. Upon the written request of the REIT, IHS shall deliver to the REIT copies of all material financial information, documents, agreements and information on the Covered Facilities reasonably necessary for the REIT to review and analyze the Finance Offer. The parties shall enter into a definitive Loan Agreement within [fifteen (15)] business days after the acceptance of a Finance Offer by the REIT.

     4. Failure to Exercise Right of First Offer. If the REIT does not elect to exercise a right of first offer granted under this Agreement on the terms and conditions set forth herein, then, during the six-month period ("Six-Month Unrestricted Period") following the expiration of the right of first offer, IHS may only Transfer and Leaseback or Finance the applicable Covered Facilities on the same terms and conditions contained in the most recently delivered Purchase and Leaseback Offer or Finance Offer, as the case may be. If, upon the expiration of the Six-Month Unrestricted Period, IHS has not consummated a Transfer or Financing with respect to the applicable Covered Facilities, then IHS may not Transfer or lease the applicable Covered Facilities without giving a new Purchase Offer, Lease Offer, Finance Offer or Off-Balance Sheet Financing Offer, as the case may be, in accordance with the terms and conditions of this Agreement.

     5. Miscellaneous.

          5.1. Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          5.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

          5.3. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed to be duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, (c) by nationally recognized overnight delivery service or (d) by facsimile or other generally accepted means of electronic transmission, provided that a copy of any notice delivered pursuant to this clause (a) shall also be sent contemporaneously pursuant to clause (b), addressed as follows (or to such other address(es) as may be specified by like notice to the other parties):

         To IHS:                      Integrated Health Services, Inc.


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                                      10065 Red Run Boulevard
                                      Owings Mills, Maryland  21117
                                      Attention:   Daniel J. Booth
                                      Fax No.:     410-998-8716
                                      Phone No.:   410-998-8768

         Copy to:                     Blass & Driggs
                                      461 Fifth Avenue
                                      New York, New York 10017
                                      Fax No.:  212-447-5428
                                      Phone No.:  212-447-1100

         To the REIT:                 Monarch Properties, Inc.
                                      8889 Pelican Bay Boulevard - Suite 501
                                      Naples, Florida  34108
                                      Attention:   John B. Poole
                                      Fax No.:     941-566-6082
                                      Phone No.:   941-598-5605

         Copy to:                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                      125 West 55th Street
                                      New York, New York 10019-5389
                                      Attention:   John R. Fallon, Jr., Esq.
                                      Fax No.:     212-424-8500
                                      Phone No.:   212-424-8279

          5.4. Amendments. No amendment, modification or supplement to this Agreement shall be binding on any party hereto unless it is in writing and signed by the parties in interest.

          5.5. Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

          5.6. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.


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          5.7.  Titles and  Headings.  Titles and  headings  to  paragraphs  and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement.

          5.8. Maximum Legal Enforceability; Time of Essence. The provisions hereof shall be considered severable such that if any provision or part hereof is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions hereof shall remain in full force and effect to the maximum extent permitted by law. Any non-material provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction be, ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable any of the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

          5.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

          5.10. Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents, and will take such other actions, as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

          5.11. Non-Competition. During the Term of this Agreement, IHS or any IHS Affiliate may not construct a Covered Facility in competition with the REIT at any location within ten (10) miles of any Covered Facility owned, leased or operated by the REIT. Nothing in this Agreement shall require IHS or any IHS Affiliate to terminate any construction of a Covered Facility which did not constitute a breach of this Agreement at the time construction of the Covered Facility was first begun by IHS or any IHS Affiliate.


                             SIGNATURE PAGE FOLLOWS


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     IN WITNESS  WHEREOF,  the  parties  hereto  have caused this Right of First
Offer Agreement to be duly executed as of the day and year first written above.

                                    INTEGRATED HEALTH SERVICES, INC.

                                    By:
                                       -----------------------------------------
                                    Name: Daniel J. Booth
                                         ---------------------------------------
                                    Title:   Senior Vice President
                                          --------------------------------------

                                    MONARCH PROPERTIES, INC.

                                    By:
                                       -----------------------------------------
                                    Name: John B. Poole
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                     MONARCH PROPERTIES, LP

                                    By:      MP Operating, Inc.,
                                             its General Partner

                                    By:
                                       -----------------------------------------
                                    Name: John B. Poole
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------


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